Exhibit 10.1

MARKETING AGENT AGREEMENT

THIS AGREEMENT is made and entered into as of February 2, 2026, and is effective as of December 31, 2025 (the “Effective Date”). This Agreement is by and between Bitwise Investment Advisers, LLC, a Delaware limited liability company in its capacity as sponsor to certain exchange-traded products (the “Sponsor”), for and on behalf of each applicable entity identified in Exhibit B hereto, severally and not jointly (each, a “Trust”) and Foreside Fund Services, LLC, a Delaware limited liability company (“ACA Foreside”).

WHEREAS, the Trust is a statutory trust organized under the laws of the State of Delaware;

WHEREAS, the Trust filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement for the Trust under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Trust intends to create and redeem shares of beneficial interest in the Trust (the “Shares”) only in creation unit aggregations (“Creation Unit”) on a continuous basis, and list the Shares on one or more national securities exchanges;

WHEREAS, the Sponsor desires to retain ACA Foreside to provide certain services in connection with the offering of the Shares (as amended from time to time);

WHEREAS, ACA Foreside is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, the Sponsor desires to retain ACA Foreside to provide certain services to the Trust; and

WHEREAS, ACA Foreside is willing to provide certain services for the Trust on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.
Services.

ACA Foreside agrees to serve as the marketing agent of the Trust on the terms and for the period set forth in this Agreement.

2.
Definitions.

Wherever they are used herein, the following terms have the following respective meanings:

“Prospectus” means the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of the Trust under the 1933 Act as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the SEC from time to time;

“Registration Statement” means the registration statement most recently filed from time to time by the Trust with the SEC and effective under the 1933 Act, as such registration statement is amended by any amendments thereto at the time in effect;

All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

3.
Duties of ACA Foreside
a)
ACA Foreside shall use commercially reasonable efforts to provide the following services to the Trust:

(i)
at the request of the Trust, ACA Foreside shall assist the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the applicable Transfer Agent, for the creation and redemption of Creation Units of the Trust;

(ii)
maintain copies of confirmations of Creation Unit creation and redemption order acceptances and produce such copies upon reasonable request from the Trust or Sponsor;

(iii)
make available copies of the Prospectus to Authorized Participants who have purchased Creation Units in accordance with the Authorized Participant Agreements;

(iv)
maintain telephonic, electronic mail and/or access to direct computer communications links with the Transfer Agent;
(v)
review and approve, prior to use, all Trust marketing materials submitted to ACA Foreside for review by the Trust (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and file all such Marketing Materials required to be filed with FINRA. ACA Foreside agrees to furnish to the Trust or the Sponsor any comments provided by FINRA with respect to such Marketing Materials;

(vi)
ensure that all direct requests by Authorized Participants for Prospectuses are fulfilled;

(vii)
work with the Transfer Agent to review and approve orders placed by

Authorized Participants and transmitted to the Transfer Agent. The Trust acknowledges that ACA Foreside shall not be obligated to approve any certain number of orders for Creation Units; and

b)
The services furnished by ACA Foreside hereunder are not to be deemed exclusive and ACA Foreside shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

4.
Duties of the Trust
a)
The Trust agrees to create, issue, and redeem Creation Units of the Trust in accordance with the procedures described in the Prospectus. Upon reasonable notice to ACA Foreside, and in accordance with the procedures described in the Prospectus, the Trust reserves the right to reject any order for Creation Units or to stop all receipts of such orders at any time.

b)
The Trust shall deliver to ACA Foreside copies of the following documents:

(i)
the current Prospectus for the Trust;
(ii)
any relevant policies and procedures adopted by the Sponsor or the Trust or its service providers that are applicable to the services provided by ACA Foreside; and
(iii)
any other documents, materials or information that ACA Foreside shall reasonably request to enable it to perform its duties pursuant to this Agreement.

c)
The Trust shall thereafter deliver to ACA Foreside as soon as is reasonably practical any and all amendments to the documents required to be delivered under this Section.

d)
The Trust shall arrange to provide the listing exchanges with copies of Prospectuses, Statements of Additional Information, and product descriptions that are required to be provided by the Trust to purchasers in the secondary market.

e)
The Trust will make it known that Prospectuses and Statements of Additional Information and product descriptions are available by making sure such disclosures are in all marketing and advertising materials prepared by the Trust.

5.
Representations, Warranties and Covenants of the Client.
A.
The Trust hereby represents and warrants to ACA Foreside, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)
it is duly organized and in good standing under the laws of its jurisdiction of organization;

(ii)
this Agreement has been duly authorized, executed and delivered by the Trust and, when executed and delivered, will constitute a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)
it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted;

(iv)
the Trust’s Registration Statement and the Trust’s Prospectus, and marketing and promotional literature have been prepared, in all material respects, in conformity with the requirements of the 1933 Act and SEC rules and regulations;

(vii)
the Trust’s Registration Statement (including its statement of additional information) and Prospectus do not and shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to ACA Foreside pursuant to this Agreement shall be true and correct in all material respects; and

(viii)
all marketing or promotional literature shall contain all statements required to be stated therein in accordance with the 1933 Act and SEC rules and regulations; and do not and shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(ix)
all necessary approvals, authorizations, consents, or orders of or filings with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency have been or will be obtained by the Trust in connection with the issuance and sale of the Shares, including registration of the Shares under the 1933 Act, and any necessary qualification under the securities or blue-sky laws of the various jurisdictions in which the Shares are being offered.

B.
The Trust shall fully cooperate in the efforts of ACA Foreside in the provision of the services. In addition, the Trust shall keep ACA Foreside fully informed of its affairs as they relate to the Trust and shall provide to ACA Foreside from time-to-time copies of all information that ACA Foreside may reasonably request for use in connection with the provision of the Services.

6.
Representations, Warranties and Covenants of ACA Foreside.
A.
ACA Foreside hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:
(i)
it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii)
this Agreement has been duly authorized, executed and delivered by ACA Foreside and, when executed and delivered, will constitute a valid and legally binding obligation of ACA Foreside, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)
it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; and

(iv)
it is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA.

7.
Compensation.

As compensation for the services performed by ACA Foreside under this Agreement, Trust shall pay to ACA Foreside the fees and expenses set forth in Exhibit A hereto (as amended from time to time).

8.
Indemnification.
a)
The Trust shall indemnify, defend and hold ACA Foreside, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled ACA Foreside within the meaning of Section 15 of the 1933 Act (collectively, the “ACA Foreside Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any ACA Foreside Indemnitee may incur arising out of or relating to (i) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that the Prospectus, marketing literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Trust’s obligation to indemnify any of the ACA Foreside Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any such advertising materials or marketing literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by ACA Foreside to the Trust, in writing, for use in such Prospectus or any such advertising materials or marketing literature.

b)
ACA Foreside shall indemnify, defend and hold the Trust, its affiliates, and each of their respective directors, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Trust Indemnitees”), free and harmless from and against any and all

Losses that any Trust Indemnitee may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or relating to (i) ACA Foreside’s breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) ACA Foreside’s failure to comply in all material respects with any applicable laws, rules, or regulations; or (iii) any claim that the Prospectus, marketing literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust by ACA Foreside, in writing, for use in such Prospectus, marketing literature and advertising materials or other information filed or made public by the Trust.

c)
In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).

d)
Failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by them. The indemnifying party agrees to notify the indemnified party promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the purchase or redemption of any of the Creation Units or the Shares.

e)
No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 8(a) or 8(b) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This section 8 shall survive the termination of this Agreement.

9.
Limitations on Damages.

Neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party.

10.
Force Majeure.

Neither party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, Acts of Nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities, and the other party shall have no right to terminate this Agreement in such circumstances.

11.
Duration and Termination.
a)
This Agreement shall become effective as of the date first set forth above. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect for successive one-year periods.

b)
Notwithstanding the foregoing, this Agreement may be terminated, with respect to one or more Trusts, without the payment of any penalty, upon no less than sixty (60) days’ written notice by either party.

12.
Confidentiality.

During the term of this Agreement, ACA Foreside and the Trust may have access to non-public confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means non-public or proprietary information belonging to one of the parties that is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes non-public or proprietary information that may be financial information, proposals and presentations, reports, forecasts, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. Each party shall maintain commercially reasonable information security policies and procedures for protecting Confidential Information. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except (i) as required in the course of this Agreement, (ii) as provided by the other party, or (iii) as required by applicable law, rule, or regulation or (iv) in response to (A) a routine self- regulatory examination or (B) a request for information directed at the receiving party. In the event Distributor becomes aware of critical vulnerabilities in any of its proprietary system(s) in which the Trust’s data is stored or through which the Trust’s data can be accessed, Distributor will use commercially reasonable efforts to mitigate material risks related to such vulnerabilities within 30 days or as promptly thereafter as reasonably practicable.

13.
Notice

Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if in writing and personally delivered or sent by electronic mail, or registered, certified or overnight mail, postage prepaid, addressed by the party giving such notice to the other party at the address furnished below unless and until modified by ACA Foreside or the Trust, as the case may be. Notice shall be given to each party at the following address, as amended from time to time:

(i) To ACA Foreside:
Foreside Fund Services, LLC 190 Middle Street, Suite 301 Portland, ME 04101 Attn: Legal Department Telephone: (207) 553-7110 Email: legal@foreside.com With a copy to: etp-services@Foreside.com
If to the Sponsor and/or the Trust:

Except as differently stated below to:

Bitwise Investment Advisers, LLC

19 W. 44th Street, Suite 715

New York, NY 10036

Attn: Legal Department
Telephone: 415-707-3663
Email: legal@bitwiseinvestments.com

Invoices and any billing related Notices shall be sent to:

Bitwise Investment Advisers, LLC 250 Montgomery Street, Suite 200 San Francisco, CA 94104 Attn: Agata McGill Telephone: 917-853-3553 Email: backoffice@bitwiseinvestments.com

14.
Transfer Agent

ACA Foreside and the Trust agree that in the course of ACA Foreside’s services that ACA Foreside may need information from time to time from the transfer agent (“Transfer Agent”) as depicted below. The Trust shall promptly notify ACA Foreside in writing of any changes to the Transfer Agent or its contact information.

Transfer Agent:

THE BANK OF NEW YORK MELLON

240 Greenwich Street

New York, New York 10286

15.
Modifications. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by ACA Foreside and the Trust.

16.
Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.
17.
Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties’ representatives, successors, heirs, and permitted assigns, as applicable. A change in control shall not be construed to be an assignment.

18.
Survival. The provisions of Sections 8, 9, 10, 12, 15, 18, 19 and 21 of this Agreement shall survive any termination of this Agreement.

19.
Anti-Money Laundering. ACA Foreside and Trust both represent and warrant to the other that it has, and shall maintain, an anti-money laundering program (“AML Program”) that, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, and (vi) allows for appropriate regulators to examine its anti-money laundering books and records.

20.
Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement shall be construed as if drafted jointly by both ACA Foreside and the Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement. This Agreement may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document. Nothing herein contained shall prevent ACA Foreside from entering into similar distribution arrangements or from providing the services contemplated hereunder to other investment companies or investment vehicles. This Agreement has been negotiated and executed by the parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

21.
Liability of Sponsor. It is expressly understood and agreed by ACA Foreside that:

(a)
this Agreement is executed and delivered on behalf of the Trust by the Sponsor, not individually or personally, but solely as Sponsor of the Trust in the exercise of the powers and authority conferred and vested in it;

(b)
the representations, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Sponsor but are made and intended for the purpose of binding only the Trust;

(c)
nothing herein contained shall be construed as creating any liability on the Sponsor, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto; and

(d)
under no circumstances shall the Sponsor be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, duty, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related document.
22.
Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereto, and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written. Sponsor, on behalf of itself and each Trust as applicable, and ACA Foreside agree that, with respect to the subject matter hereof, upon execution, this Agreement shall supersede and replace any prior Marketing Agent Agreement among the parties and a Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

Foreside Fund Services, LLC

By: /s/ Teresa Cowan

Name: Teresa Cowan

Title: President

Bitwise Investment Advisers, LLC, Sponsor, for and on behalf of each Trust listed on Exhibit B

By: /s/ Johanna Collins-Wood

Name: Johanna Collins-Wood

Title: Vice President

1st AMENDMENT TO

MARKETING AGENT AGREEMENT

This 1st Amendment (this “Amendment”) is entered into as of May 4, 2026 (the “Signing Date”) and effective as of the date specified in Exhibit A to this Amendment with respect to the relevant Trust, or if no such date is specified therein, the Signing Date (the “Effective Date”), by and between:

Foreside Fund Services, LLC, a Delaware limited liability company (“ACA Foreside”); and

Bitwise Investment Advisers, LLC, a Delaware limited liability company in its capacity as sponsor to certain exchange-traded products (the “Sponsor”), for and on behalf of each Trust identified in the Agreement, severally and not jointly.

ACA Foreside and Sponsor are each referred to herein as a “Party,” and collectively as the “Parties.”

WHEREAS, the Parties entered into that certain Marketing Agent Agreement, dated as of February 2, 2026 and effective as of December 31, 2025 (as previously amended, supplemented, or otherwise modified, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2. Amendments to the Agreement.

(a) Exhibit B: Trust Name of the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto and incorporated herein by reference.

3. Miscellaneous.

(a) Continued Effect. Except as expressly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control. From and after the Effective Date, any reference to the Agreement shall be deemed a reference to the Agreement as amended by this Amendment.

(b) Representations. Each Party represents and warrants to the other Party that (i) it has full power and authority to enter into this Amendment, (ii) this Amendment has been duly authorized by all necessary action and constitutes a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, and (iii) all representations and warranties of such Party contained in the Agreement are true and correct as of the Effective Date as if made on such date.

(c) Entire Agreement. This Amendment constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous discussions, agreements, and understandings between the Parties, whether oral or written, with respect to such subject matter.

(d) Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Executed counterparts may be delivered by email or other electronic means. An electronic signature (including any image, representation, or symbol inserted into an electronic copy of this Amendment by electronic, digital, or other technological methods) shall be deemed an original signature and shall be binding to the same extent as a manually executed original.

(e) Governing Law. This Amendment shall be governed by and construed in accordance with the governing law provisions of the Agreement, which are incorporated herein by reference and shall apply to this Amendment as if set forth herein in full.

(f) Headings. The headings used in this Amendment are for convenience of reference only and shall not affect the construction or interpretation of this Amendment.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Signing Date.

FORESIDE FUND SERVICES, LLC By: /s/ Teresa Cowan Name: Teresa Cowan Title: President	BITWISE INVESTMENT ADVISERS, LLC, on behalf of each Trust By: /s/ Johanna Collins-Wood Name: Johanna Collins-Wood Title: Vice President

Exhibit B

Trust Name
Bitwise 10 Crypto Index Fund
Bitwise Bitcoin ETF
Bitwise Dogecoin ETF
Bitwise Ethereum ETF
Bitwise Solana ETF
Bitwise XRP ETF